United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Act of 1934

December 19, 2017

Date of Report (date of earliest event reported)

Deltic Timber Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12147	71-0795870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Elm Street, El Dorado, Arkansas	71730
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (870) 881-9400

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2017, in order to mitigate or eliminate certain negative tax consequences under Section 280G of the Internal Revenue Code, the Executive Compensation Committee (the “Committee”) of the Board of Directors of Deltic Timber Corporation (the “Company”) authorized the accelerated payment of certain non-equity incentive cash awards, the accelerated vesting of certain amounts of previously granted time-based restricted shares and performance-based restricted shares, as well as the accelerated vesting and deemed exercise of certain amounts of previously granted stock options for its named executive officers.

Accordingly, the Committee authorized the payment of non-equity incentive compensation to the Company’s President & Chief Executive Officer, John D. Enlow, Sr., and its interim Chief Financial Officer, Byrom L. Walker, at 100 percent of their respective target levels. The Committee also authorized the accelerated vesting of certain amounts of previously granted time-based restricted shares and performance-based restricted shares for Messrs. Enlow and Walker as well as for the Company’s Vice President of Wood Products, Kent L. Streeter, its Vice President of Real Estate, David V. Meghreblian, and its Vice President and General Counsel, Jim F. Andrews, Jr. The performance-based restricted shares were vested at the maximum performance level based generally on estimated performance and the terms of the Agreement and Plan of Merger dated as of October 22, 2017 among Potlatch Corporation, Portland Merger LLC, and the Company. The Committee further authorized the accelerated vesting, deemed exercise and cash-out of certain amounts of previously granted stock options for Messrs. Walker, Streeter, Meghreblian, and Andrews.

Details regarding the number, amount and estimated compensation values of the accelerated non-equity and equity incentive awards (based on the Company’s closing stock price of $90.94 on December 18, 2017), are listed on Exhibit 99.1, which is incorporated by reference.

(d) Exhibits

99.1	Listing of Accelerated Compensation Amounts Payable to the Company’s Named Executive Officers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Deltic Timber Corporation

By: /s/ Jim F. Andrews, Jr.
Jim F. Andrews, Jr., Secretary

Date:     December 21, 2017